UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

SAFE LANE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-198435	46-3892319
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1624 Market Street, Suite #202, Denver, Colorado 80202

(Address and telephone number of principal executive offices) (Zip Code)

(949) 825-6512

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Redomicile Merger Agreement

On August 23, 2016, Safe Lane Systems, Inc. (“SLS CO”), a Colorado corporation, and Safe Lane Systems, Inc. (“SLS DE”), a Delaware corporation, entered into a definitive agreement and plan of merger and reorganization (the “Merger Agreement”) related to a proposed redomicile merger transaction. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, SLS merged with and into SLS DE, with SLS DE continuing as the surviving corporation (the “Redomicile Merger”), effective September 5, 2016.

Under the terms and conditions of the Merger Agreement, upon completion of the Redomicile Merger, each share of SLS CO Common Stock issued and outstanding immediately prior to the effective time of the Redomicile Merger (the “Effective Time”) was converted into one fully paid and non-assessable share of SLS DE Common Stock, and each share of SLS CO Class A Preferred Stock was converted into and was one fully paid and non-assessable share of SLS DE Class A Preferred Stock. No SLS DE Class A Preferred Stock was outstanding.

At the Effective Time, each outstanding option, warrant, purchase right, unit, or other security of SLS convertible into shares of SLS CO Common Stock was convertible into the same number of shares of SLS DE Common Stock as such security would have received if the security had been converted into shares of SLS CO Common Stock immediately prior to the Effective Time, and SLS DE has reserved for purposes of the exercise of such options, warrants, purchase rights, units, or other securities an equal number of shares of SLS DE Common Stock as SLS CO had reserved.

Additionally, at the Effective Time, SLS DE assumed any obligations of SLS CO to deliver or make available shares of SLS CO Common Stock under any agreement or employee benefit plan not referred to in the preceding to which SLS CO is a party. Any reference to SLS CO Common Stock under any such agreement or employee benefit plan shall be deemed to be a reference to SLS DE Common Stock and one share of SLS DE Common Stock shall be issuable in lieu of each share of SLS CO Common Stock required to be issued by any such agreement or employee benefit plan, subject to subsequent adjustment as provided in any such agreement or employee benefit plan.

The consent of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote was required to approve and adopt the Merger Agreement. The Board of Directors of SLS CO believed that the Redomicile Merger, to be effected by the Merger Agreement, was advisable and in the best interests of the Company and its shareholders. SLS CO agreed to recommend that its shareholders vote to approve the Redomicile Merger. The shareholders of SLS CO approved the Merger Agreement by written consent.

At the Effective Time, the directors and officers of SLS CO immediately prior to the Effective Time were the directors and officers of SLS DE, each such person to have the same office(s) with SLS DE (and the committee memberships in the case of directors) as he or she held with SLS CO, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of SLS DE.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

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Holding Company Reorganization Agreement

In September 2016, Safe Lane Systems, Inc. (SLS DE, as above,) and SLS Industrial, Inc. (“SLSI”), a Delaware corporation that is a wholly owned subsidiary of SLS DE, as constituent corporations entered into an Agreement and Plan of Merger and Reorganization Into Holding Company Structure (the “Reorganization Agreement”), along with Southeastern Holdings, Inc. (“Hold Co.”), a Delaware corporation that is another wholly-owned subsidiary of SLS DE, but is not a “constituent corporation” under the Reorganization Agreement. The Reorganization Agreement under Section 251(g) of the Delaware General Corporation Laws provided that, upon the terms and subject to the conditions set forth therein, SLS DE merged with and into SLSI, with SLSI continuing as the surviving corporation and becoming a wholly-owned subsidiary of Hold Co. (the “Reorganization Merger”), effective September 30, 2016.

At September 30, 2016, the separate corporate existence of SLS DE ceased and SLSI succeeded to all of the assets and property, rights, privileges, franchises, immunities, and powers of SLS DE, and assumed all duties, liabilities, obligations, and restrictions of every kind and description of SLS DE, including all outstanding indebtedness.

Subject to the terms and conditions of the Reorganization Agreement, upon completion of the Reorganization Merger, each share of SLS DE Common Stock issued and outstanding immediately prior to the effective time of the Reorganization Merger (the “2nd Effective Time”) were converted into one fully paid and non-assessable share of Hold Co. Common Stock, and each share of SLS DE Class A and B Preferred Stock, if any, was converted into and shall be one fully paid and non-assessable share of Hold Co. Class A and B Preferred Stock.

Under the respective certificate of incorporation of SLS DE, the Common Stock, the Class A, and the Class B Preferred Stock have the same designations, rights and powers and preferences, and the qualifications, limitations and restrictions thereof, as the Hold Co. Common Stock, Class A and Class B Preferred Stock into which the issued and outstanding SLS DE Common Stock and Class A Preferred will be converted (note there is no Class B Preferred Stock outstanding). The certificate of incorporation and bylaws of Hold Co. contain provisions identical to the certificate of incorporation and bylaws of SLS DE, and the same for SLS DE and SLSI, each as amended to date, immediately prior to the Reorganization Merger, other than such differences as are permitted by Section 251(g) of the Delaware General Corporation Law.

At the Effective Time, the directors and officers of SLS DE immediately prior to the Effective Time shall be the directors and officers of SLSI and Hold Co., each such person to have the same office(s) with SLS DE (and the committee memberships in the case of directors) as he or she held with the SLS DE, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of Hold Co.

The Reorganization Agreement contains customary closing conditions, including, among others, approval of the Reorganization Merger by the Board of Directors of Hold Co., SLS DE, and SLSI, as sole shareholder of each. No shareholder consent for SLS DE was required.

The foregoing summary of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached hereto as Exhibit 2.2, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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Exhibit No.	Exhibit Description

2.1	Certificate of Merger and Agreement and Plan of Merger by and among Safe Lane Systems, Inc., and Safe Lane Systems, Inc. dated August 23, 2016

2.2	Agreement and Plan of Merger and Reorganization by and among Safe Lane Systems, Inc., SLS Industrial, Inc., and Southeastern Holdings, Inc. dated September 30, 2016

3(i).1	Certificate of Incorporation for Safe Lane Systems, Inc. (Delaware)

3(i).2	Certificate of Incorporation for SLS Industrial, Inc. (Delaware)

3(i).3	Certificate of Incorporation for Southeastern Holdings, Inc. (Delaware)

3(i).4	Statement of Merger for Safe Lane Systems, Inc. (Colorado)

3(i).5	Certificate of Correction for SLS Industrial, Inc. (Delaware)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE LANE SYSTEMS, INC.
a Delaware Corporation

Dated: November 2, 2016	/s/ Paul Dickman
Name: Paul Dickman
Title: Chief Executive Officer

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